UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                       INTERNATIONAL FAST FOOD CORPORATION

      The undersigned, being all of the directors of International Fast Food Corporation, a Florida corporation (the "Company"), pursuant to the provisions of Section 607.0821 of the Florida Business Corporations Act, do hereby agree and consent that when all of the directors have signed this consent or an exact counterpart hereof, each of which counterparts when taken together shall constitute but one and only one consent, the resolutions set forth below shall be deemed to have been adopted, to the same extent and with the same force and effect as if adopted at a formal meeting of the Company's Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions.

      WHEREAS the Company has entered into Stock Option Agreements with Mitchell Rubinson dated May 21, 1992 and February 1, 1993, and with Joanna Makowska dated May 1, 1995.

      WHEREAS at the present market value of the common stock of the Company, the options granted pursuant to the 1992 Stock Option Plan are (out of the money) and it has been recommended that the Company adjust the exercise price of the option.

      RESOLVED the Board of Directors hereby authorize that the Stock Option Agreements with Mitchell Rubinson and Joanna Makowska be amended to adjust the exercise price to equal the fair market value of the shares underlying each such option as of the date of this Unanimous Consent.

2.    GENERAL RATIFICATION AND AUTHORIZATION

      RESOLVED, that in addition to and without limiting the foregoing, the appropriate officers of the Company be, and each of them hereby is, authorized, directed and empowered to take, or cause to be taken, on behalf of the Company such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments and documents, as the case may be), and all actions heretofore taken by the officers and agents of the Company in connection with the subject of the foregoing recitals and resolutions be, and they hereby are, approved, ratified and confirmed in all respects as the act and deed of the Company.

      IN WITNESS WHEREOF, the undersigned have duly executed this Unanimous Consent, which shall be effective as of July 1, 1997.




                                          DIRECTORS:

                                           /s/ Mitchell Rubinson
                                          --------------------------------------
                                              Mitchell Rubinson


                                           /s/ Mark Rabinowitz
                                          --------------------------------------
                                              Mark Rabinowitz


                                           /s/ James F. Martin
                                          --------------------------------------
                                              James F. Martin


                                           /s/ James F. Martin
                                          --------------------------------------
                                              James F. Martin


                                          /s/ Larry H. Schatz
                                          --------------------------------------
                                              Larry H. Schatz